Exhibit 99.1
PCB Bancorp Reports Earnings for Q2 2025
Los Angeles, California - July 24, 2025 - PCB Bancorp (the “Company”) (NASDAQ: PCB), the holding company of PCB Bank (the “Bank”), today reported net income available to common shareholders of $9.0 million, or $0.62 per diluted common share, for the second quarter of 2025, compared with $7.7 million, or $0.53 per diluted common share, for the previous quarter and $6.1 million, or $0.43 per diluted common share, for the year-ago quarter.
Q2 2025 Highlights
•Net income available to common shareholders totaled $9.0 million, or $0.62 per diluted common share, for the current quarter;
•Provision for credit losses was $1.8 million for the current quarter compared with $1.6 million for the previous quarter and $259 thousand for the year-ago quarter;
•Allowance for Credit Losses (“ACL”) on loans to loans held-for-investment ratio was 1.20% at June 30, 2025 compared with 1.17% at March 31, 2025, 1.16% at December 31, 2024, and 1.17% at June 30, 2024;
•Net interest income was $26.0 million for the current quarter compared with $24.3 million for the previous quarter and $21.7 million for the year-ago quarter. Net interest margin was 3.33% for the current quarter compared with 3.28% for the previous quarter and 3.16% for the year-ago quarter;
•Gain on sale of loans was $1.5 million for the current quarter compared with $887 thousand for the previous quarter and $763 thousand for the year-ago quarter;
•Total assets were $3.31 billion at June 30, 2025, an increase of $121.8 million, or 3.8%, from $3.18 billion at March 31, 2025, an increase of $241.6 million, or 7.9%, from $3.06 billion at December 31, 2024, and an increase of $452.6 million, or 15.9%, from $2.85 billion at June 30, 2024;
•Loans held-for-investment were $2.80 billion at June 30, 2025, an increase of $67.7 million, or 2.5%, from $2.73 billion at March 31, 2025, an increase of $165.9 million, or 6.3%, from $2.63 billion at December 31, 2024, and an increase of $346.2 million, or 14.1%, from $2.45 billion at June 30, 2024;
•Total deposits were $2.82 billion at June 30, 2025, an increase of $108.5 million, or 4.0%, from $2.71 billion at March 31, 2025, an increase of $207.1 million, or 7.9%, from $2.62 billion at December 31, 2024, and an increase of $416.7 million, or 17.3%, from $2.41 billion at June 30, 2024; and
•Opened a full-service branch in Suwanee, Georgia.
“We are pleased with our second quarter results highlighted by strong net income growth, continued healthy increases in loan and deposit balances, expansion in net interest margin, and the establishment of our first full-service branch in the state of Georgia as part of our long-term strategy,” said Henry Kim, President and CEO. “Certain industries across our footprint are feeling the effects of persistent inflation and ongoing uncertainty surrounding tariffs and trade restrictions. Despite this backdrop, we continue to experience solid organic growth, strong credit metrics, solid reserve for loan losses, and robust capital level.”
Mr. Kim continued, “Heading into the second half of 2025, we are encouraged by the positive momentum in our balance sheet growth, disciplined expense management, and results of our continued emphasis on relationship banking. We remain dedicated to operating under the best interest of our clients, communities, employees, and shareholders, while delivering consistent results through unpredictable economic cycles and changing competitive landscape.”

Financial Highlights (Unaudited)

($ in thousands, except per share data)	Three Months Ended					Six Months Ended
	6/30/2025	3/31/2025	% Change	6/30/2024	% Change	6/30/2025	6/30/2024	% Change
Net income	$9,071	$7,735	17.3%	$6,281	44.4%	$16,806	$10,966	53.3%
Net income available to common shareholders	$8,984	$7,695	16.8%	$6,139	46.3%	$16,679	$10,824	54.1%
Diluted earnings per common share (“EPS”)	$0.62	$0.53	17.0%	$0.43	44.2%	$1.15	$0.75	53.3%

Net interest income	$25,990	$24,283	7.0%	$21,735	19.6%	$50,273	$42,734	17.6%
Provision for credit losses	1,787	1,598	11.8%	259	590.0%	3,385	1,349	150.9%
Noninterest income	3,297	2,580	27.8%	2,485	32.7%	5,877	5,430	8.2%
Noninterest expense	14,829	14,474	2.5%	15,175	(2.3)%	29,303	31,527	(7.1)%

Return on average assets (“ROAA”) (1)	1.13%	1.01%		0.89%		1.07%	0.78%
Return on average shareholders’ equity (“ROAE”) (1)	9.76%	8.53%		7.19%		9.16%	6.29%
Return on average tangible common equity (“ROATCE”) (1),(2)	11.87%	10.45%		8.75%		11.17%	7.73%
Net interest margin (1)	3.33%	3.28%		3.16%		3.30%	3.13%
Efficiency ratio (3)	50.63%	53.88%		62.65%		52.19%	65.46%

($ in thousands, except per share data)	6/30/2025	3/31/2025	% Change	12/31/2024	% Change	6/30/2024	% Change
Total assets	$3,305,589	$3,183,758	3.8%	$3,063,971	7.9%	$2,852,964	15.9%
Net loans held-for-investment	2,761,755	2,695,668	2.5%	2,598,759	6.3%	2,420,327	14.1%
Total deposits	2,822,915	2,714,399	4.0%	2,615,791	7.9%	2,406,254	17.3%
Book value per common share (4)	$26.26	$25.78		$25.30		$24.80
TCE per common share (2)	$21.44	$20.97		$20.49		$19.95
Tier 1 leverage ratio (consolidated)	11.81%	12.14%		12.45%		12.66%
Total shareholders’ equity to total assets	11.39%	11.65%		11.87%		12.39%
TCE to total assets (2), (5)	9.30%	9.48%		9.62%		9.97%

(1)Ratios are presented on an annualized basis.
(2)Non-GAAP. See “Non-GAAP Financial Measures” for a reconciliation of this measure to its most comparable GAAP measure.
(3)Calculated by dividing noninterest expense by the sum of net interest income and noninterest income.
(4)Calculated by dividing total shareholders’ equity by the number of outstanding common shares.
(5)The Company did not have any intangible asset component for the presented periods.

Result of Operations (Unaudited)
Net Interest Income and Net Interest Margin
The following table presents the components of net interest income for the periods indicated:

	Three Months Ended					Six Months Ended
($ in thousands)	6/30/2025	3/31/2025	% Change	6/30/2024	% Change	6/30/2025	6/30/2024	% Change
Interest income/expense on
Loans	$45,478	$43,026	5.7%	$40,626	11.9%	$88,504	$79,877	10.8%
Investment securities	1,462	1,408	3.8%	1,310	11.6%	2,870	2,556	12.3%
Other interest-earning assets	2,368	2,458	(3.7)%	3,009	(21.3)%	4,826	6,067	(20.5)%
Total interest-earning assets	49,308	46,892	5.2%	44,945	9.7%	96,200	88,500	8.7%
Interest-bearing deposits	22,505	22,564	(0.3)%	22,536	(0.1)%	45,069	44,503	1.3%
Borrowings	813	45	1,706.7%	674	20.6%	858	1,263	(32.1)%
Total interest-bearing liabilities	23,318	22,609	3.1%	23,210	0.5%	45,927	45,766	0.4%
Net interest income	$25,990	$24,283	7.0%	$21,735	19.6%	$50,273	$42,734	17.6%
Average balance of
Loans	$2,782,200	$2,649,037	5.0%	$2,414,824	15.2%	$2,715,986	$2,392,426	13.5%
Investment securities	151,055	146,540	3.1%	141,816	6.5%	148,810	141,137	5.4%
Other interest-earning assets	200,875	209,375	(4.1)%	213,428	(5.9)%	205,101	215,215	(4.7)%
Total interest-earning assets	$3,134,130	$3,004,952	4.3%	$2,770,068	13.1%	$3,069,897	$2,748,778	11.7%
Interest-bearing deposits	$2,187,210	$2,140,201	2.2%	$1,863,623	17.4%	$2,163,836	$1,845,417	17.3%
Borrowings	71,286	3,933	1,712.5%	48,462	47.1%	37,796	45,324	(16.6)%
Total interest-bearing liabilities	$2,258,496	$2,144,134	5.3%	$1,912,085	18.1%	$2,201,632	$1,890,741	16.4%
Total funding (1)	$2,792,026	$2,660,764	4.9%	$2,447,593	14.1%	$2,726,758	$2,429,900	12.2%
Annualized average yield/cost of
Loans	6.56%	6.59%		6.77%		6.57%	6.71%
Investment securities	3.88%	3.90%		3.72%		3.89%	3.64%
Other interest-earning assets	4.73%	4.76%		5.67%		4.74%	5.67%
Total interest-earning assets	6.31%	6.33%		6.53%		6.32%	6.47%
Interest-bearing deposits	4.13%	4.28%		4.86%		4.20%	4.85%
Borrowings	4.57%	4.64%		5.59%		4.58%	5.60%
Total interest-bearing liabilities	4.14%	4.28%		4.88%		4.21%	4.87%
Net interest margin	3.33%	3.28%		3.16%		3.30%	3.13%
Cost of total funding (1)	3.35%	3.45%		3.81%		3.40%	3.79%
Supplementary information
Net accretion of discount on loans	$610	$872	(30.0)%	$791	(22.9)%	$1,482	$1,364	8.7%
Net amortization of deferred loan fees	$414	$266	55.6%	$339	22.1%	$680	$673	1.0%

(1)Total funding is the sum of interest-bearing liabilities and noninterest-bearing deposits. The cost of total funding is calculated as annualized total interest expense divided by average total funding.

Loans. The decreases in average yield for the current quarter compared with the previous and year-ago quarters were primarily due to decreases in market rates and net accretion of discount on loans, partially offset by an increase in net amortization of deferred loan fees. The decrease for the current year-to-date period compared with the previous year-to-date period was primarily due to a decrease in market rates, partially offset by increases in net accretion of discount on loans and net amortization of deferred loan fees.
The following table presents a composition of total loans by interest rate type accompanied with the weighted-average contractual rates as of the dates indicated:

	6/30/2025		3/31/2025		12/31/2024		6/30/2024
	% to Total Loans	Weighted-Average Contractual Rate	% to Total Loans	Weighted-Average Contractual Rate	% to Total Loans	Weighted-Average Contractual Rate	% to Total Loans	Weighted-Average Contractual Rate
Fixed rate loans	18.0%	5.51%	17.8%	5.35%	17.4%	5.23%	18.8%	5.04%
Hybrid rate loans	38.5%	5.43%	38.0%	5.36%	37.3%	5.27%	37.2%	5.04%
Variable rate loans	43.5%	7.53%	44.2%	7.52%	45.3%	7.63%	44.0%	8.45%

Investment Securities. The increases for the current quarter and year-to-date period compared with the same periods of 2024 were primarily due to higher yields on newly purchased investment securities and a decrease in net amortization of premium.
Other Interest-Earning Assets. The decrease in average yield for the current quarter compared with the previous quarter was primarily due to a decrease in dividends received on Federal Home Loan Bank (“FHLB”) stock. The decreases for the current quarter and year-to-date period compared with the same periods of 2024 were primarily due to a decrease in average interest rate on cash held at the Federal Reserve Bank, partially offset by an increase in dividends received on FHLB stock.
Interest-Bearing Deposits. The decreases in average cost for the current quarter and year-to-date period were primarily due to a decrease in market rates.
Provision for Credit Losses
The following table presents a composition of provision for credit losses for the periods indicated:

	Three Months Ended					Six Months Ended
($ in thousands)	6/30/2025	3/31/2025	% Change	6/30/2024	% Change	6/30/2025	6/30/2024	% Change
Provision for credit losses on loans	$1,721	$1,591	8.2%	$329	423.1%	$3,312	$1,251	164.7%
Provision (reversal) for credit losses on off-balance sheet credit exposure	66	7	842.9%	(70)	NA	73	98	(25.5)%
Total provision for credit losses	$1,787	$1,598	11.8%	$259	590.0%	$3,385	$1,349	150.9%

The provision for credit losses on loans for the current quarter was primarily due to an increase in loans held-for-investment.

Noninterest Income
The following table presents the components of noninterest income for the periods indicated:

	Three Months Ended					Six Months Ended
($ in thousands)	6/30/2025	3/31/2025	% Change	6/30/2024	% Change	6/30/2025	6/30/2024	% Change
Gain on sale of loans	$1,465	$887	65.2%	$763	92.0%	$2,352	$1,841	27.8%
Service charges and fees on deposits	375	372	0.8%	364	3.0%	747	742	0.7%
Loan servicing income	760	725	4.8%	799	(4.9)%	1,485	1,718	(13.6)%
Bank-owned life insurance (“BOLI”) income	253	247	2.4%	236	7.2%	500	464	7.8%
Other income	444	349	27.2%	323	37.5%	793	665	19.2%
Total noninterest income	$3,297	$2,580	27.8%	$2,485	32.7%	$5,877	$5,430	8.2%

Gain on Sale of Loans. The following table presents information on gain on sale of loans for the periods indicated:

	Three Months Ended					Six Months Ended
($ in thousands)	6/30/2025	3/31/2025	% Change	6/30/2024	% Change	6/30/2025	6/30/2024	% Change
Gain on sale of SBA loans
Sold loan balance	$26,947	$16,605	62.3%	$13,619	97.9%	$43,552	$33,033	31.8%
Premium received	1,750	1,208	44.9%	1,056	65.7%	2,958	2,652	11.5%
Gain recognized	1,465	887	65.2%	763	92.0%	2,352	1,841	27.8%

Loan Servicing Income. The Company services SBA loans and certain residential property loans sold to the secondary market. The following table presents information on loan servicing income for the periods indicated:

	Three Months Ended					Six Months Ended
($ in thousands)	6/30/2025	3/31/2025	% Change	6/30/2024	% Change	6/30/2025	6/30/2024	% Change
Loan servicing income
Servicing income received	$1,251	$1,273	(1.7)%	$1,318	(5.1)%	$2,524	$2,611	(3.3)%
Servicing assets amortization	(491)	(548)	(10.4)%	(519)	(5.4)%	(1,039)	(893)	16.3%
Loan servicing income	$760	$725	4.8%	$799	(4.9)%	$1,485	$1,718	(13.6)%
Underlying loans at end of period	$514,974	$510,927	0.8%	$527,458	(2.4)%	$514,974	$527,458	(2.4)%

Noninterest Expense
The following table presents the components of noninterest expense for the periods indicated:

	Three Months Ended					Six Months Ended
($ in thousands)	6/30/2025	3/31/2025	% Change	6/30/2024	% Change	6/30/2025	6/30/2024	% Change
Salaries and employee benefits	$8,844	$9,075	(2.5)%	$9,225	(4.1)%	$17,919	$18,443	(2.8)%
Occupancy and equipment	2,379	2,289	3.9%	2,300	3.4%	4,668	4,658	0.2%
Professional fees	805	628	28.2%	973	(17.3)%	1,433	2,057	(30.3)%
Marketing and business promotion	597	243	145.7%	318	87.7%	840	637	31.9%
Data processing	317	333	(4.8)%	495	(36.0)%	650	897	(27.5)%
Director fees and expenses	225	226	(0.4)%	221	1.8%	451	453	(0.4)%
Regulatory assessments	358	344	4.1%	327	9.5%	702	625	12.3%
Other expense	1,304	1,336	(2.4)%	1,316	(0.9)%	2,640	3,757	(29.7)%
Total noninterest expense	$14,829	$14,474	2.5%	$15,175	(2.3)%	$29,303	$31,527	(7.1)%

Salaries and Employee Benefits. The decrease for the current quarter compared with the previous quarter was primarily due to decreases in bonus and vacation accruals, and an increase in direct loan origination cost, which offsets and defers the recognition of salaries and benefits expense, partially offset by an increase in salaries from the annual merit increase and new employees at the newly opened full-service branch in Suwanee, Georgia. The decrease for the current quarter compared with the year-ago quarter was primarily due to decreases in salaries, bonus and vacation accruals, as well as an increase in direct loan origination cost. The decrease for the current year-to-date period compared with the previous year-to-date period was primarily due to decreases in salaries and vacation accrual, and an increase in direct loan origination cost, partially offset by an increase in bonus accrual. The number of full-time equivalent employees was 266, 257 and 265 as of June 30, 2025, March 31, 2025 and June 30, 2024, respectively.
Professional Fees. The increase for the current quarter compared with the previous quarter was primarily due to professional fees related to evaluating the accounting for a preferred stock purchase option. The decrease for the current year-to-date period compared with the previous year-to-date period was primarily due to other professional fees for the 2024 periods related to a core system conversion that was completed in April 2024.
Marketing and Business Promotion. The increases for the current quarter and year-to-date periods were primarily due to an increase in advertising.
Data Processing. The decreases for the current quarter and year-to-date periods compared with the same periods of 2024 were primarily due to a decrease in overall service charges after the core system conversion.
Other Expense. The decrease for the current year-to-date period compared with the previous year-to-date period was primarily due to a termination charge for the legacy core system of $508 thousand and an expense of $815 thousand for a reimbursement for an SBA loan guarantee previously paid by the SBA on a loan originated in 2014 that subsequently defaulted and was ultimately determined to be ineligible for the SBA guaranty during the previous year-to-date period, partially offset by the impairment on operating lease assets of $228 thousand and contingent accrual for legal settlements of $190 thousand for the current year-to-date period.

Balance Sheet (Unaudited)
Total assets were $3.31 billion at June 30, 2025, an increase of $121.8 million, or 3.8%, from $3.18 billion at March 31, 2025, an increase of $241.6 million, or 7.9%, from $3.06 billion at December 31, 2024, and an increase of $452.6 million, or 15.9%, from $2.85 billion at June 30, 2024. The increases for the current quarter and year-to-date period were primarily due to increases in loans held-for-investment and cash and cash equivalents.
Loans
The following table presents a composition of total loans (includes both loans held-for-sale and loans held-for-investment) as of the dates indicated:

($ in thousands)	6/30/2025	3/31/2025	% Change	12/31/2024	% Change	6/30/2024	% Change
Commercial real estate:
Commercial property	$1,010,780	$965,302	4.7%	$940,931	7.4%	$852,677	18.5%
Business property	635,648	618,771	2.7%	595,547	6.7%	572,643	11.0%
Multifamily	212,738	207,096	2.7%	194,220	9.5%	177,657	19.7%
Construction	27,294	23,978	13.8%	21,854	24.9%	28,316	(3.6)%
Total commercial real estate	1,886,460	1,815,147	3.9%	1,752,552	7.6%	1,631,293	15.6%
Commercial and industrial	492,857	494,697	(0.4)%	472,763	4.3%	417,333	18.1%
Consumer:
Residential mortgage	406,682	406,774	(0.1)%	392,456	3.6%	384,905	5.7%
Other consumer	9,310	10,992	(15.3)%	11,616	(19.9)%	15,543	(40.1)%
Total consumer	415,992	417,766	(0.4)%	404,072	2.9%	400,448	3.9%
Loans held-for-investment	2,795,309	2,727,610	2.5%	2,629,387	6.3%	2,449,074	14.1%
Loans held-for-sale	8,133	12,101	(32.8)%	6,292	29.3%	2,959	174.9%
Total loans	$2,803,442	$2,739,711	2.3%	$2,635,679	6.4%	$2,452,033	14.3%

SBA loans included in:
Loans held-for-investment	$150,688	$147,622	2.1%	$146,940	2.6%	$144,440	4.3%
Loans held-for-sale	$8,133	$12,101	(32.8)%	$6,292	29.3%	$2,959	174.9%

ACL on loans	$33,554	$31,942	5.0%	$30,628	9.6%	$28,747	16.7%
ACL on loans to loans held-for-investment	1.20%	1.17%		1.16%		1.17%

The increase in loans held-for-investment for the current quarter was primarily due to new funding of term loans of $191.9 million and net increase of lines of credit of $12.5 million, partially offset by pay-downs and pay-offs of term loans of $111.6 million and charge-offs of $120 thousand. The increase for the current year-to-date period was primarily due to new funding of term loans of $346.0 million and net increase of lines of credit of $16.8 million, partially offset by pay-downs and pay-offs of term loans of $196.4 million and charge-offs of $473 thousand.
The decrease in loans held-for-sale for the current quarter was primarily due to sales of $26.9 million and pay-downs of $122 thousand, partially offset by new funding of $23.1 million. The increase for the current year-to-date period was primarily due to new funding of $45.6 million, partially offset by sales of $43.6 million and pay-downs of $166 thousand.

The following table presents a composition of off-balance sheet credit exposure as of the dates indicated:

($ in thousands)	6/30/2025	3/31/2025	% Change	12/31/2024	% Change	6/30/2024	% Change
Commercial property	$10,851	$7,810	38.9%	$8,888	22.1%	$6,309	72.0%
Business property	10,364	11,068	(6.4)%	11,058	(6.3)%	11,607	(10.7)%
Multifamily	—	—	—%	—	—%	1,800	(100.0)%
Construction	8,985	12,312	(27.0)%	14,423	(37.7)%	22,030	(59.2)%
Commercial and industrial	342,467	351,802	(2.7)%	364,731	(6.1)%	336,121	1.9%
Other consumer	2,274	1,671	36.1%	1,475	54.2%	5,192	(56.2)%
Total commitments to extend credit	374,941	384,663	(2.5)%	400,575	(6.4)%	383,059	(2.1)%
Letters of credit	7,418	6,795	9.2%	6,795	9.2%	6,808	9.0%
Total off-balance sheet credit exposure	$382,359	$391,458	(2.3)%	$407,370	(6.1)%	$389,867	(1.9)%

Credit Quality
The following table presents a summary of non-performing loans and assets, and classified assets as of the dates indicated:

($ in thousands)	6/30/2025	3/31/2025	% Change	12/31/2024	% Change	6/30/2024	% Change
Nonaccrual loans
Commercial real estate:
Commercial property	$1,497	$1,538	(2.7)%	$1,851	(19.1)%	$1,804	(17.0)%
Business property	1,654	1,485	11.4%	2,336	(29.2)%	2,440	(32.2)%
Multifamily	—	—	—%	—	—%	2,038	(100.0)%
Total commercial real estate	3,151	3,023	4.2%	4,187	(24.7)%	6,282	(49.8)%
Commercial and industrial	255	66	286.4%	79	222.8%	112	127.7%
Consumer:
Residential mortgage	5,526	3,153	75.3%	403	1,271.2%	1,100	402.4%
Other consumer	—	6	(100.0)%	24	(100.0)%	6	(100.0)%
Total consumer	5,526	3,159	74.9%	427	1,194.1%	1,106	399.6%
Total nonaccrual loans held-for-investment	8,932	6,248	43.0%	4,693	90.3%	7,500	19.1%
Loans past due 90 days or more and still accruing	—	—	—%	—	—%	—	—%
Non-performing loans (“NPLs”)	8,932	6,248	43.0%	4,693	90.3%	7,500	19.1%
NPLs held-for-sale	—	—	—%	—	—%	—	—%
Total NPLs	8,932	6,248	43.0%	4,693	90.3%	7,500	19.1%
Other real estate owned (“OREO”)	—	—	—%	—	—%	—	—%
Non-performing assets (“NPAs”)	$8,932	$6,248	43.0%	$4,693	90.3%	$7,500	19.1%
Loans past due and still accruing
Past due 30 to 59 days	$2,327	$5,236	(55.6)%	$4,599	(49.4)%	$2,245	3.7%
Past due 60 to 89 days	226	101	123.8%	303	(25.4)%	41	451.2%
Past due 90 days or more	—	—	—%	—	—%	—	—%
Total loans past due and still accruing	$2,553	$5,337	(52.2)%	4,902	(47.9)%	$2,286	11.7%
Special mention loans	$6,838	$5,010	36.5%	$5,034	35.8%	$5,080	34.6%
Classified assets
Classified loans held-for-investment	$16,433	$8,280	98.5%	$6,930	137.1%	$9,752	68.5%
Classified loans held-for-sale	—	—	—%	—	—%	—	—%
OREO	—	—	—%	—	—%	—	—%
Classified assets	$16,433	$8,280	98.5%	$6,930	137.1%	$9,752	68.5%
NPLs to loans held-for-investment	0.32%	0.23%		0.18%		0.31%
NPAs to total assets	0.27%	0.20%		0.15%		0.26%
Classified assets to total assets	0.50%	0.26%		0.23%		0.34%

Allowance for Credit Losses
The following table presents activity in ACL for the periods indicated:

	Three Months Ended					Six Months Ended
($ in thousands)	6/30/2025	3/31/2025	% Change	6/30/2024	% Change	6/30/2025	6/30/2024	% Change
ACL on loans
Balance at beginning of period	$31,942	$30,628	4.3%	$28,332	12.7%	$30,628	$27,533	11.2%
Charge-offs	(120)	(353)	(66.0)%	—	NA	(473)	(185)	155.7%
Recoveries	11	76	(85.5)%	86	(87.2)%	87	148	(41.2)%
Provision for credit losses on loans	1,721	1,591	8.2%	329	423.1%	3,312	1,251	164.7%
Balance at end of period	$33,554	$31,942	5.0%	$28,747	16.7%	$33,554	$28,747	16.7%
ACL on off-balance sheet credit exposure
Balance at beginning of period	$1,197	$1,190	0.6%	$1,445	(17.2)%	$1,190	$1,277	(6.8)%
Provision (reversal) for credit losses on off-balance sheet credit exposure	66	7	842.9%	(70)	NA	73	98	(25.5)%
Balance at end of period	$1,263	$1,197	5.5%	$1,375	(8.1)%	$1,263	$1,375	(8.1)%

Investment Securities
Total investment securities were $154.6 million at June 30, 2025, an increase of $6.4 million, or 4.3%, from $148.2 million at March 31, 2025, an increase of $8.3 million, or 5.7%, from $146.3 million at December 31, 2024, and an increase of $6.6 million, or 4.5%, from $148.0 million at June 30, 2024. The increase for the current quarter was primarily due to purchases of $11.9 million and a fair value increase of $797 thousand, partially offset by principal pay-downs of $6.2 million and net premium amortization of $34 thousand. The increase for the current year-to-date period was primarily due to purchases of $14.9 million and a fair value increase of $4.0 million, partially offset by principal pay-downs of $10.5 million and net premium amortization of $65 thousand.
Deposits
The following table presents the Company’s deposit mix as of the dates indicated:

	6/30/2025		3/31/2025		12/31/2024		6/30/2024
($ in thousands)	Amount	% to Total	Amount	% to Total	Amount	% to Total	Amount	% to Total
Noninterest-bearing demand deposits	$575,905	20.4%	$564,407	20.8%	$547,853	20.9%	$543,538	22.6%
Interest-bearing deposits
Savings	5,695	0.2%	5,185	0.2%	5,765	0.2%	7,821	0.3%
NOW	12,765	0.5%	15,219	0.6%	13,761	0.5%	18,346	0.8%
Retail money market accounts	533,032	18.7%	492,334	18.0%	447,360	17.1%	457,760	18.9%
Brokered money market accounts	1	0.1%	1	0.1%	1	0.1%	1	0.1%
Retail time deposits of
$250,000 or less	555,357	19.7%	532,512	19.6%	493,644	18.9%	475,923	19.8%
More than $250,000	649,160	23.0%	652,458	24.0%	605,124	23.1%	559,832	23.2%
State and brokered time deposits	491,000	17.4%	452,283	16.7%	502,283	19.2%	343,033	14.3%
Total interest-bearing deposits	2,247,010	79.6%	2,149,992	79.2%	2,067,938	79.1%	1,862,716	77.4%
Total deposits	$2,822,915	100.0%	$2,714,399	100.0%	$2,615,791	100.0%	$2,406,254	100.0%

Estimated total deposits not covered by deposit insurance	$1,164,592	41.3%	$1,125,068	41.4%	$1,036,451	39.6%	$1,020,963	42.4%

Total retail deposits were $2.33 billion at June 30, 2025, an increase of $69.8 million, or 3.1%, from $2.26 billion at March 31, 2025, an increase of $218.4 million, or 10.3%, from $2.11 billion at December 31, 2024, and an increase of $268.7 million, or 13.0%, from $2.06 billion at June 30, 2024.
The increase in retail time deposits for the current quarter was primarily due to new accounts of $117.6 million, renewals of the matured accounts of $265.5 million and balance increases of $8.5 million, partially offset by matured and closed accounts of $372.0 million. The increase for the current year-to-date period was primarily due to new accounts of $279.8 million, renewals of the matured accounts of $604.5 million and balance increases of $24.3 million, partially offset by matured and closed accounts of $802.8 million.
Liquidity
The following table presents a summary of the Company’s liquidity position as of the dates indicated:

($ in thousands)	6/30/2025	12/31/2024	% Change
Cash and cash equivalents	$263,567	$198,792	32.6%
Cash and cash equivalents to total assets	8.0%	6.5%

Available borrowing capacity
FHLB advances	$750,671	$722,439	3.9%
Federal Reserve Discount Window	774,881	586,525	32.1%
Overnight federal funds lines	65,000	50,000	30.0%
Total	$1,590,551	$1,358,964	17.0%
Total available borrowing capacity to total assets	48.1%	44.4%

Shareholders’ Equity
Shareholders’ equity was $376.5 million at June 30, 2025, an increase of $5.6 million, or 1.5%, from $370.9 million at March 31, 2025, an increase of $12.7 million, or 3.5%, from $363.8 million at December 31, 2024, and an increase of $23.0 million, or 6.5%, from $353.5 million at June 30, 2024. The increase for the current quarter was primarily due to net income, a decrease in accumulated other comprehensive loss of $516 thousand and proceeds from stock option exercises of $534 thousand, partially offset by repurchases of common stock of $1.8 million, cash dividends declared on common stock of $2.9 million and preferred stock dividends of $87 thousand. The increase for the current year-to-date period was primarily due to net income, a decrease in accumulated other comprehensive loss of $2.8 million and proceeds from stock option exercises of $1.2 million, partially offset by repurchases of common stock of $2.7 million, cash dividends declared on common stock of $5.7 million and preferred stock dividends of $127 thousand.
Stock Repurchases
During the current year-to-date period, the Company repurchased and retired 149,304 shares of common stock at a weighted-average price of $18.24, totaling $2.7 million. In 2024, the Company repurchased and retired 14,947 shares of common stock at a weighted-average price of $14.88, totaling $222 thousand. As of June 30, 2025, the Company is authorized to purchase 428,473 additional shares under its current stock repurchase program, which expires on August 2, 2025.
Series C Preferred Stock
The Company began paying quarterly dividends on the Series C Preferred Stock in the second quarter of 2024. The Company paid dividends of $87 thousand and $127 thousand for the current quarter and year-to-date period, respectively.
Capital Ratios
The following table presents capital ratios for the Company and the Bank as of the dates indicated:

	6/30/2025	3/31/2025	12/31/2024	6/30/2024	Well Capitalized Minimum Requirements
PCB Bancorp
Common tier 1 capital (to risk-weighted assets)	11.14%	11.25%	11.44%	11.91%	N/A
Total capital (to risk-weighted assets)	14.84%	14.98%	15.24%	15.94%	N/A
Tier 1 capital (to risk-weighted assets)	13.60%	13.77%	14.04%	14.71%	N/A
Tier 1 capital (to average assets)	11.81%	12.14%	12.45%	12.66%	N/A
PCB Bank
Common tier 1 capital (to risk-weighted assets)	13.23%	13.42%	13.72%	14.38%	6.5%
Total capital (to risk-weighted assets)	14.47%	14.63%	14.92%	15.60%	10.0%
Tier 1 capital (to risk-weighted assets)	13.23%	13.42%	13.72%	14.38%	8.0%
Tier 1 capital (to average assets)	11.50%	11.82%	12.16%	12.37%	5.0%

About PCB Bancorp
PCB Bancorp is the bank holding company for PCB Bank, a California state chartered bank, offering a full suite of commercial banking services to small to medium-sized businesses, individuals and professionals, primarily in Southern California, and predominantly in Korean-American and other minority communities.
Cautionary Note Regarding Forward-Looking Statements
This press release contains forward-looking statements. These forward-looking statements represent plans, estimates, objectives, goals, guidelines, expectations, intentions, projections and statements of our beliefs concerning future events, business plans, objectives, expected operating results and the assumptions upon which those statements are based. Forward-looking statements include without limitation, any statement that may predict, forecast, indicate or imply future results, performance or achievements, and are typically identified with words such as “may,” “could,” “should,” “will,” “would,” “believe,” “anticipate,” “estimate,” “expect,” “aim,” “intend,” “plan,” or words or phases of similar meaning. We caution that forward-looking statements are based largely on our expectations and are subject to a number of known and unknown risks and uncertainties that are subject to change based on factors which are, in many instances, beyond our control, including but not limited to the health of the national and local economies including the impact on the Company and its customers resulting from any adverse developments in real estate markets, inflation levels and interest rates; the impacts of the restatement of our consolidated financial statements at and for the quarter ended March 31, 2025; material weaknesses in the Company’s internal control over financial reporting that we have identified or may identify; the impacts of sanctions, tariffs and other trade policies of the United States and its global trading partners and tensions related to the same; the Company’s ability to maintain and grow its deposit base; loan demand and continued portfolio performance; the impact of adverse developments at other banks, including bank failures, that impact general sentiment regarding the stability and liquidity of banks that could affect the Company’s liquidity, financial performance and stock price; changes to valuations of the Company’s assets and liabilities including the allowance for credit losses, earning assets, and intangible assets; changes to the availability of liquidity sources including borrowing lines and the ability to pledge or sell certain assets; the Company's ability to attract and retain skilled employees; customers' service expectations; cyber security risks; the Company's ability to successfully deploy new technology; acquisitions and branch and loan production office expansions; operational risks including the ability to detect and prevent errors and fraud; the effectiveness of the Company’s enterprise risk management framework; litigation costs and outcomes; changes in laws, rules, regulations, or interpretations to which the Company is subject; the effects of severe weather events, pandemics, wildfires and other disasters, other public health crises, acts of war or terrorism, and other external events on our business. These and other important factors are detailed in the Company’s Annual Report on Form 10-K for the year ended December 31, 2024 and other filings the Company makes with the SEC, which are available without charge at the SEC’s website (http://www.sec.gov) and on the investor relations section of the Company’s website at www.mypcbbank.com. Actual results, performance or achievements could differ materially from those contemplated, expressed, or implied by the forward-looking statements. Any forward-looking statements presented herein are made only as of the date of this press release, and the Company does not undertake any obligation to update or revise any forward-looking statements to reflect changes in assumptions, the occurrence of unanticipated events, or otherwise, except as required by law
Contact:
Timothy Chang
Executive Vice President & Chief Financial Officer
213-210-2000

PCB Bancorp and Subsidiary
Consolidated Balance Sheets (Unaudited)
($ in thousands, except share and per share data)

	6/30/2025	3/31/2025	% Change	12/31/2024	% Change	6/30/2024	% Change
Assets
Cash and due from banks	$41,614	$28,852	44.2%	$27,100	53.6%	$23,247	79.0%
Interest-bearing deposits in other financial institutions	221,953	185,496	19.7%	171,692	29.3%	154,383	43.8%
Total cash and cash equivalents	263,567	214,348	23.0%	198,792	32.6%	177,630	48.4%
Securities available-for-sale, at fair value	154,620	148,190	4.3%	146,349	5.7%	148,009	4.5%
Loans held-for-sale	8,133	12,101	(32.8)%	6,292	29.3%	2,959	174.9%
Loans held-for-investment	2,795,309	2,727,610	2.5%	2,629,387	6.3%	2,449,074	14.1%
Allowance for credit losses on loans	(33,554)	(31,942)	5.0%	(30,628)	9.6%	(28,747)	16.7%
Net loans held-for-investment	2,761,755	2,695,668	2.5%	2,598,759	6.3%	2,420,327	14.1%
Premises and equipment, net	8,942	8,420	6.2%	8,280	8.0%	8,923	0.2%
Federal Home Loan Bank and other bank stock	14,978	14,042	6.7%	14,042	6.7%	14,042	6.7%
Bank-owned life insurance	32,266	32,013	0.8%	31,766	1.6%	31,281	3.1%
Deferred tax assets, net	7,032	6,736	4.4%	7,249	(3.0)%	—	NA
Servicing assets	5,756	5,631	2.2%	5,837	(1.4)%	6,205	(7.2)%
Operating lease assets	17,861	17,779	0.5%	17,254	3.5%	17,609	1.4%
Accrued interest receivable	10,879	10,967	(0.8)%	10,466	3.9%	10,464	4.0%
Other assets	19,800	17,863	10.8%	18,885	4.8%	15,515	27.6%
Total assets	$3,305,589	$3,183,758	3.8%	$3,063,971	7.9%	$2,852,964	15.9%
Liabilities
Deposits
Noninterest-bearing demand	$575,905	$564,407	2.0%	$547,853	5.1%	$543,538	6.0%
Savings, NOW and money market accounts	551,493	512,739	7.6%	466,887	18.1%	483,928	14.0%
Time deposits of $250,000 or less	986,357	924,795	6.7%	935,927	5.4%	758,956	30.0%
Time deposits of more than $250,000	709,160	712,458	(0.5)%	665,124	6.6%	619,832	14.4%
Total deposits	2,822,915	2,714,399	4.0%	2,615,791	7.9%	2,406,254	17.3%
Other short-term borrowings	—	—	—%	15,000	(100.0)%	4,000	(100.0)%
Federal Home Loan Bank advances	45,000	30,000	50.0%	—	NA	32,000	40.6%
Deferred tax liabilities, net	—	—	—%	—	—%	577	(100.0)%
Operating lease liabilities	19,652	19,465	1.0%	18,671	5.3%	18,939	3.8%
Accrued interest payable and other liabilities	41,522	49,030	(15.3)%	50,695	(18.1)%	37,725	10.1%
Total liabilities	2,929,089	2,812,894	4.1%	2,700,157	8.5%	2,499,495	17.2%
Commitments and contingent liabilities
Shareholders’ equity
Preferred stock	69,141	69,141	—%	69,141	—%	69,141	—%
Common stock	142,152	143,156	(0.7)%	143,195	(0.7)%	142,698	(0.4)%
Retained earnings	171,735	165,611	3.7%	160,797	6.8%	151,781	13.1%
Accumulated other comprehensive loss, net	(6,528)	(7,044)	(7.3)%	(9,319)	(29.9)%	(10,151)	(35.7)%
Total shareholders’ equity	376,500	370,864	1.5%	363,814	3.5%	353,469	6.5%
Total liabilities and shareholders’ equity	$3,305,589	$3,183,758	3.8%	$3,063,971	7.9%	$2,852,964	15.9%

Outstanding common shares	14,336,602	14,387,176		14,380,651		14,254,024
Book value per common share (1)	$26.26	$25.78		$25.30		$24.80
TCE per common share (2)	$21.44	$20.97		$20.49		$19.95
Total loan to total deposit ratio	99.31%	100.93%		100.76%		101.90%
Noninterest-bearing deposits to total deposits	20.40%	20.79%		20.94%		22.59%

(1)The ratios are calculated by dividing total shareholders’ equity by the number of outstanding common shares. The Company had no intangible equity components for the presented periods.
(2)Non-GAAP. See “Non-GAAP Financial Measures” for a reconciliation of this measure to its most comparable GAAP measure.

PCB Bancorp and Subsidiary
Consolidated Statements of Income (Unaudited)
($ in thousands, except share and per share data)

	Three Months Ended					Six Months Ended
	6/30/2025	3/31/2025	% Change	6/30/2024	% Change	6/30/2025	6/30/2024	% Change
Interest and dividend income
Loans, including fees	$45,478	$43,026	5.7%	$40,626	11.9%	$88,504	$79,877	10.8%
Investment securities	1,462	1,408	3.8%	1,310	11.6%	2,870	2,556	12.3%
Other interest-earning assets	2,368	2,458	(3.7)%	3,009	(21.3)%	4,826	6,067	(20.5)%
Total interest income	49,308	46,892	5.2%	44,945	9.7%	96,200	88,500	8.7%
Interest expense
Deposits	22,505	22,564	(0.3)%	22,536	(0.1)%	45,069	44,503	1.3%
Other borrowings	813	45	1,706.7%	674	20.6%	858	1,263	(32.1)%
Total interest expense	23,318	22,609	3.1%	23,210	0.5%	45,927	45,766	0.4%
Net interest income	25,990	24,283	7.0%	21,735	19.6%	50,273	42,734	17.6%
Provision for credit losses	1,787	1,598	11.8%	259	590.0%	3,385	1,349	150.9%
Net interest income after provision for credit losses	24,203	22,685	6.7%	21,476	12.7%	46,888	41,385	13.3%
Noninterest income
Gain on sale of loans	1,465	887	65.2%	763	92.0%	2,352	1,841	27.8%
Service charges and fees on deposits	375	372	0.8%	364	3.0%	747	742	0.7%
Loan servicing income	760	725	4.8%	799	(4.9)%	1,485	1,718	(13.6)%
BOLI income	253	247	2.4%	236	7.2%	500	464	7.8%
Other income	444	349	27.2%	323	37.5%	793	665	19.2%
Total noninterest income	3,297	2,580	27.8%	2,485	32.7%	5,877	5,430	8.2%
Noninterest expense
Salaries and employee benefits	8,844	9,075	(2.5)%	9,225	(4.1)%	17,919	18,443	(2.8)%
Occupancy and equipment	2,379	2,289	3.9%	2,300	3.4%	4,668	4,658	0.2%
Professional fees	805	628	28.2%	973	(17.3)%	1,433	2,057	(30.3)%
Marketing and business promotion	597	243	145.7%	318	87.7%	840	637	31.9%
Data processing	317	333	(4.8)%	495	(36.0)%	650	897	(27.5)%
Director fees and expenses	225	226	(0.4)%	221	1.8%	451	453	(0.4)%
Regulatory assessments	358	344	4.1%	327	9.5%	702	625	12.3%
Other expense	1,304	1,336	(2.4)%	1,316	(0.9)%	2,640	3,757	(29.7)%
Total noninterest expense	14,829	14,474	2.5%	15,175	(2.3)%	29,303	31,527	(7.1)%
Income before income taxes	12,671	10,791	17.4%	8,786	44.2%	23,462	15,288	53.5%
Income tax expense	3,600	3,056	17.8%	2,505	43.7%	6,656	4,322	54.0%
Net income	9,071	7,735	17.3%	6,281	44.4%	16,806	10,966	53.3%
Preferred stock dividends	87	40	117.5%	142	(38.7)%	127	142	(10.6)%
Net income available to common shareholders	$8,984	$7,695	16.8%	$6,139	46.3%	$16,679	$10,824	54.1%
Earnings per common share
Basic	$0.63	$0.53		$0.43		$1.16	$0.76
Diluted	$0.62	$0.53		$0.43		$1.15	$0.75
Average common shares
Basic	14,213,032	14,272,267		14,237,083		14,242,486	14,236,251
Diluted	14,326,011	14,403,769		14,312,949		14,364,995	14,323,171

Dividend paid per common share	$0.20	$0.20		$0.18		$0.40	$0.36
ROAA (1)	1.13%	1.01%		0.89%		1.07%	0.78%
ROAE (1)	9.76%	8.53%		7.19%		9.16%	6.29%
ROATCE (1), (2)	11.87%	10.45%		8.75%		11.17%	7.73%
Efficiency ratio (3)	50.63%	53.88%		62.65%		52.19%	65.46%

(1)Ratios are presented on an annualized basis.
(2)Non-GAAP. See “Non-GAAP Financial Measures” for a reconciliation of this measure to its most comparable GAAP measure.
(3)The ratios are calculated by dividing noninterest expense by the sum of net interest income and noninterest income.

PCB Bancorp and Subsidiary
Average Balance, Average Yield, and Average Rate (Unaudited)
($ in thousands)

	Three Months Ended
	6/30/2025			3/31/2025			6/30/2024
	Average Balance	Interest Income/ Expense	Avg. Yield/Rate(6)	Average Balance	Interest Income/ Expense	Avg. Yield/Rate(6)	Average Balance	Interest Income/ Expense	Avg. Yield/Rate(6)
Assets
Interest-earning assets
Total loans (1)	$2,782,200	$45,478	6.56%	$2,649,037	$43,026	6.59%	$2,414,824	$40,626	6.77%
Mortgage-backed securities	117,987	1,145	3.89%	112,825	1,075	3.86%	104,538	911	3.50%
Collateralized mortgage obligation	20,616	203	3.95%	21,028	210	4.05%	22,992	249	4.36%
SBA loan pool securities	5,368	46	3.44%	5,927	54	3.69%	6,891	74	4.32%
Municipal bonds (2)	2,379	21	3.54%	2,424	22	3.68%	3,238	29	3.60%
Corporate bonds	4,705	47	4.01%	4,336	47	4.40%	4,157	47	4.55%
Other interest-earning assets	200,875	2,368	4.73%	209,375	2,458	4.76%	213,428	3,009	5.67%
Total interest-earning assets	3,134,130	49,308	6.31%	3,004,952	46,892	6.33%	2,770,068	44,945	6.53%
Noninterest-earning assets
Cash and due from banks	23,267			24,656			23,057
ACL on loans	(31,932)			(30,676)			(28,372)
Other assets	100,930			98,584			88,399
Total noninterest-earning assets	92,265			92,564			83,084
Total assets	$3,226,395			$3,097,516			$2,853,152
Liabilities and Shareholders’ Equity
Interest-bearing liabilities
Deposits
NOW and money market accounts	$532,842	4,772	3.59%	$483,927	4,297	3.60%	$473,557	4,876	4.14%
Savings	5,334	4	0.30%	5,612	3	0.22%	6,899	4	0.23%
Time deposits	1,649,034	17,729	4.31%	1,650,662	18,264	4.49%	1,383,167	17,656	5.13%
Total interest-bearing deposits	2,187,210	22,505	4.13%	2,140,201	22,564	4.28%	1,863,623	22,536	4.86%
Other borrowings	71,286	813	4.57%	3,933	45	4.64%	48,462	674	5.59%
Total interest-bearing liabilities	2,258,496	23,318	4.14%	2,144,134	22,609	4.28%	1,912,085	23,210	4.88%
Noninterest-bearing liabilities
Noninterest-bearing demand	533,530			516,630			535,508
Other liabilities	61,740			69,034			54,338
Total noninterest-bearing liabilities	595,270			585,664			589,846
Total liabilities	2,853,766			2,729,798			2,501,931
Total shareholders’ equity	372,629			367,718			351,221
Total liabilities and shareholders’ equity	$3,226,395			$3,097,516			$2,853,152
Net interest income		$25,990			$24,283			$21,735
Net interest spread (3)			2.17%			2.05%			1.65%
Net interest margin (4)			3.33%			3.28%			3.16%
Total deposits	$2,720,740	$22,505	3.32%	$2,656,831	$22,564	3.44%	$2,399,131	$22,536	3.78%
Total funding (5)	$2,792,026	$23,318	3.35%	$2,660,764	$22,609	3.45%	$2,447,593	$23,210	3.81%

(1)Total loans include both loans held-for-sale and loans held-for-investment.
(2)The yield on municipal bonds has not been computed on a tax-equivalent basis.
(3)Net interest spread is calculated by subtracting average rate on interest-bearing liabilities from average yield on interest-earning assets.
(4)Net interest margin is calculated by dividing annualized net interest income by average interest-earning assets.
(5)Total funding is the sum of interest-bearing liabilities and noninterest-bearing deposits. The cost of total funding is calculated as annualized total interest expense divided by average total funding.
(6)Annualized.

PCB Bancorp and Subsidiary
Average Balance, Average Yield, and Average Rate (Unaudited)
($ in thousands)

	Six Months Ended
	6/30/2025			6/30/2024
	Average Balance	Interest Income/ Expense	Avg. Yield/Rate(6)	Average Balance	Interest Income/ Expense	Avg. Yield/Rate(6)
Assets
Interest-earning assets
Total loans (1)	$2,715,986	$88,504	6.57%	$2,392,426	$79,877	6.71%
Mortgage-backed securities	115,420	2,220	3.88%	103,195	1,750	3.41%
Collateralized mortgage obligation	20,821	413	4.00%	23,377	503	4.33%
SBA loan pool securities	5,646	100	3.57%	7,104	152	4.30%
Municipal bonds (2)	2,402	43	3.61%	3,269	57	3.51%
Corporate bonds	4,521	94	4.19%	4,192	94	4.51%
Other interest-earning assets	205,101	4,826	4.74%	215,215	6,067	5.67%
Total interest-earning assets	3,069,897	96,200	6.32%	2,748,778	88,500	6.47%
Noninterest-earning assets
Cash and due from banks	23,958			22,211
ACL on loans	(31,308)			(27,975)
Other assets	99,763			88,592
Total noninterest-earning assets	92,413			82,828
Total assets	$3,162,310			$2,831,606
Liabilities and Shareholders’ Equity
Interest-bearing liabilities
Deposits
NOW and money market accounts	$508,520	9,069	3.60%	$463,679	9,541	4.14%
Savings	5,472	7	0.26%	6,548	8	0.25%
Time deposits	1,649,844	35,993	4.40%	1,375,190	34,954	5.11%
Total interest-bearing deposits	2,163,836	45,069	4.20%	1,845,417	44,503	4.85%
Other borrowings	37,796	858	4.58%	45,324	1,263	5.60%
Total interest-bearing liabilities	2,201,632	45,927	4.21%	1,890,741	45,766	4.87%
Noninterest-bearing liabilities
Noninterest-bearing demand	525,126			539,159
Other liabilities	65,368			51,123
Total noninterest-bearing liabilities	590,494			590,282
Total liabilities	2,792,126			2,481,023
Total shareholders’ equity	370,184			350,583
Total liabilities and shareholders’ equity	$3,162,310			$2,831,606
Net interest income		$50,273			$42,734
Net interest spread (3)			2.11%			1.60%
Net interest margin (4)			3.30%			3.13%
Total deposits	$2,688,962	$45,069	3.38%	$2,384,576	$44,503	3.75%
Total funding (5)	$2,726,758	$45,927	3.40%	$2,429,900	$45,766	3.79%

(1)Total loans include both loans held-for-sale and loans held-for-investment.
(2)The yield on municipal bonds has not been computed on a tax-equivalent basis.
(3)Net interest spread is calculated by subtracting average rate on interest-bearing liabilities from average yield on interest-earning assets.
(4)Net interest margin is calculated by dividing annualized net interest income by average interest-earning assets.
(5)Total funding is the sum of interest-bearing liabilities and noninterest-bearing deposits. The cost of total funding is calculated as annualized total interest expense divided by average total funding.
(6)Annualized.

PCB Bancorp and Subsidiary
Non-GAAP Financial Measures
($ in thousands)
Return on average tangible common equity, tangible common equity per common share and tangible common equity to total assets ratios
The Company's TCE is calculated by subtracting preferred stock from shareholders’ equity. The Company had no intangible assets for the presented periods. ROATCE, TCE per common share, and TCE to total assets constitute supplemental financial information determined by methods other than in accordance with Generally Accepted Accounting Principles, or GAAP. These non-GAAP financial measures are used by management in its analysis of the Company's performance. These non-GAAP financial measures should not be viewed as substitutes for results determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP financial measures that may be presented by other companies. The following tables provide reconciliations of the non-GAAP financial measures with financial measures defined by GAAP.

($ in thousands)		Three Months Ended			Six Months Ended
		6/30/2025	3/31/2025	6/30/2024	6/30/2025	6/30/2024
Average total shareholders' equity	(a)	$372,629	$367,718	$351,221	$370,184	$350,583
Less: average preferred stock	(b)	69,141	69,141	69,141	69,141	69,141
Average TCE	(c)=(a)-(b)	303,488	298,577	282,080	301,043	281,442
Net income	(d)	$9,071	$7,735	$6,281	$16,806	$10,966
ROAE (1)	(d)/(a)	9.76%	8.53%	7.19%	9.16%	6.29%
Net income available to common shareholders	(e)	8,984	7,695	6,139	16,679	10,824
ROATCE (1)	(e)/(c)	11.87%	10.45%	8.75%	11.17%	7.73%

(1) Annualized.

($ in thousands, except per share data)		6/30/2025	3/31/2025	12/31/2024	6/30/2024
Total shareholders' equity	(a)	$376,500	$370,864	$363,814	$353,469
Less: preferred stock	(b)	69,141	69,141	69,141	69,141
TCE	(c)=(a)-(b)	307,359	301,723	294,673	284,328
Outstanding common shares	(d)	14,336,602	14,387,176	14,380,651	14,254,024
Book value per common share	(a)/(d)	$26.26	$25.78	$25.30	$24.80
TCE per common share	(c)/(d)	21.44	20.97	20.49	19.95
Total assets	(e)	$3,305,589	$3,183,758	$3,063,971	$2,852,964
Total shareholders' equity to total assets	(a)/(e)	11.39%	11.65%	11.87%	12.39%
TCE to total assets	(c)/(e)	9.30%	9.48%	9.62%	9.97%